UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

NetPay International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-214549	81-2805555
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

2 Hamanofim St., Herzliya Pituach 4672562 Israel
(Address of principal executive offices and Zip Code)

+972-3-612-6966

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2019, the Registrant entered into a long-term Payment Facilitator Merchant Agreement with WorldPay, LLC, pursuant to which the Registrant may process an unlimited amount of credit card transactions, subject to the terms of the agreement on fees, chargebacks, and other costs associated with the business and the agreement. According to the agreement, WorldPay will provide sponsorship services to the Registrant, and the Registrant will be registered through WorldPay as a Visa third-party agent and a MasterCard service provider. The sponsorship services allow the Registrant to route transactions under WorldPay’s membership to clear card transactions through MasterCard, Visa and other networks.

A copy of the Payment Facilitator Merchant Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms and conditions of the agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description
10.1	Payment Facilitator Merchant Agreement, signed on October 16, 2019, by NetPay International, Inc. and WorldPay, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETPAY INTERNATIONAL, INC.

	By:	/s/ Alon Elbaz
	Name:	Alon Elbaz
	Title:	Chief Executive Officer

Date: November 4, 2019